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EXHIBIT 23.4

[Lettehead of W.D. Von Gonten & Co.]

808 Travis, Suite 812
Houston, Texas 77002
(713) 224-6333
Fax (713) 224-6330

June 9, 2005

CONSENT OF INDEPENDENT PETROLEUM ENGINEERS

        We hereby consent to the incorporation by reference and inclusion in this Registration Statement on Form S-3 and related prospectus of Edge Petroleum Corporation (the "Company") of our summary report dated January 27, 2005 included as Exhibit 99.2 to the Annual Report on Form 10-K of the Company in respect of our reserve report relating to the oil and gas reserves and revenues of certain interests of the Company as of December 31, 2004 and of the data extracted from such reports appearing in Items 1 and 2 entitled "Business and Properties" under the caption "Oil and Natural Gas Reserves" and in Supplementary Financial Information on Oil and Natural Gas Exploration, Development and Production Activities (unaudited) in such Annual Report on Form 10-K and we hereby consent to all references to such reports and/or to this firm in such Registration Statement, and further consent to our being named as an expert in such Registration Statement and in each Prospectus to which such Registration Statement relates.

W.D. Von Gonten & Co.

/s/  WD. VON GONTEN, JR.

William D. Von Gonten, Jr.
President

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  EXHIBIT 23.4
[Lettehead of W.D. Von Gonten & Co.]
CONSENT OF INDEPENDENT PETROLEUM ENGINEERS